UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2022

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2022, Robert Gagnon notified Verastem, Inc. (the “Company)” of his decision to resign as Chief Business and Financial Officer of the Company, effective October 31, 2022, to pursue other career opportunities.

Effective October 31, 2022, Daniel Calkins, 35, the Company’s VP of Finance, will serve as the Company’s principal financial officer and principal accounting officer on an interim basis. The Company has engaged with Danforth Advisors, LLC (“Danforth”) pursuant to which Danforth will provide consulting services to the Company on an agreed upon hourly rate to assist in this transition. The Company has initiated a search to identify and appoint a new Chief Financial Officer.

Mr. Calkins joined the Company in December 2018. Mr. Calkins has served as the Company’s VP of Finance since September 2022, and previously served as the Company’s Controller from March 2020 until September 2022, and the Company’s Assistant Controller from May 2019 until March 2022. Prior to joining the Company, Mr. Calkins held various positions of increasing responsibility at CFGI where he provided accounting advisory and consulting services to clients spanning numerous industries. Mr. Calkins began his career at PwC, LLP in Boston, MA. Mr. Calkins received his B.S. in Accounting from Bryant University and his M.S. in Accounting from Northeastern University.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: September 30, 2022	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer